UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

VISCOUNT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

000-49746
(Commission File Number)

Nevada	88-0498181
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

4585 Tillicum Street, Burnaby, British Columbia, Canada V5J 5K9
(Address of principal executive offices) (Zip Code)
(604) 327-9446
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On March 21, 2014, Viscount Systems, Inc. filed an amendment to the Certificate of Designation, Preferences and Rights of the Series A Convertible Redeemable Preferred Stock (the “Amended Certificate of Designation”) amending certain provisions of the preferred stock designated as “Series A Convertible Redeemable Preferred Stock”. Pursuant to the Amended Certificate of Designation, provisions regarding conversion, anti-dilution, the number of shares issuable upon exercise of stock option plans or similar plans of the Company, and board appointment were amended. The Amended Certificate of Designation was approved by the requisite holders of A Shares.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 21, 2014, the Company filed the Amended Certificate of Designation with the Nevada Secretary of State. The Amended Certificate of Designation is attached hereto as Exhibit 4.1 and incorporated herein by reference. The Amended Certificate of Designation became effective upon filing with the Nevada Secretary of State.

Item 9.01 Financial Statements and Exhibits.

4.1	Certificate of Second Amendment to the Certificate of Designation, Preferences and Rights of the Series A Convertible Redeemable Preferred Stock of Viscount Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viscount Systems, Inc.
Date March 25, 2014	(Registrant)

/s/ Dennis Raefield
Dennis Raefield, President